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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 27, 2001 (Date of earliest event reported)

D E E R E & C O M P A N Y
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)

1-4121 (Commission File Number)

36-2382580 (IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265 (Address of principal executive offices and zip code)

(309)765-8000 (Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

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Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		(99)	Press release and additional information

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ MICHAEL A. HARRING Michael A. Harring Secretary

Dated: August 27, 2001

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Exhibit Index

Number and Description of Exhibit		Sequential Page Number

(99)	Press release and additional information	Page 5

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EXHIBIT 99

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.JohnDeere.com

For Immediate Release - August 27, 2001

For information, call: Ken Golden, Manager, Public Relations 309-765-5678 / goldenken@johndeere.com

Deere Announces Further Steps to Improve Performance; Plans Include Exiting Homelite, Restructuring C&F Business

-      Plans outlined to exit the consumer-products business
-      Construction & Forestry restructuring includes plant shutdown and staff cuts
-      Actions likely to result in $150 million after-tax charge and add to competitiveness long term

         MOLINE, IL (August 27, 2001) - Deere & Company today announced plans to exit the Homelite consumer products business and restructure its construction and forestry division as part of a sweeping effort to improve financial and operating performance. The actions will result in a pretax charge of up to $240 million, or $150 million after-tax, primarily in the company's fiscal fourth quarter.

         "These decisions are part of a comprehensive strategy aimed at achieving a substantial improvement in our business performance," said Robert W. Lane, chairman and chief executive officer. "They underscore our commitment to building an organization that consistently delivers higher levels of profitability and superior shareholder value." Previously, Deere had announced additional equipment-production cutbacks for the fourth quarter and a program targeting an 8 percent reduction in the U.S. salaried work force.

         Today's announcement affects consumer products such as blowers, trimmers and chain saws marketed by Deere under the Homelite brand. The John Deere line of professional hand-held and portable power equipment for commercial users will continue to be available through the company's extensive dealer network.

         Affected by the Homelite decision are John Deere consumer-product operations and employees primarily in the southeastern United States and Mexico. Deere said it intends to sell the 1,200-employee Chihuahua, Mexico, operation and close some or all operations in Greer and Columbia, S.C., and Charlotte, N.C. Approximately 475 U.S. employees would be affected beyond the previously announced salaried workforce reduction.

         Deere is engaged in active negotiations to sell Homelite and expects to finalize a transition of these operations before the end of October. On a pretax operating basis, Homelite incurred losses of approximately $70 million in 2000 and $30 million through the first nine months of fiscal 2001.

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         Also today, Deere announced plans to reduce manufacturing and marketing costs in the worldwide construction and forestry division. These plans will reduce employment levels through the elimination of about 300 positions in addition to the salaried workforce reduction previously announced. In this regard, Deere said it would close a forestry-equipment factory in Bessemer, Alabama, and sell or shut down a fabrication operation in Woodstock, Ontario. Other activities in Woodstock will continue. Further, Deere said it would make a significant reduction in its worldwide construction and forestry marketing and manufacturing staffs, including the closure of an office in Atlanta, Georgia. As a result of these steps, annual operating costs are expected to be reduced by about $15 million.

         "These actions send a clear signal that we are not content to simply wait for the economy to improve in order to make our businesses more profitable," Lane commented. The company's overall strategy remains focused on delivering consistently superior levels of shareholder value, he noted. "To do so, we must improve our financial performance and concentrate our efforts where we have a clear competitive advantage. Today's actions are important steps along this journey."

Conference Call Webcast Today

         Deere will conduct an investor conference call regarding this announcement today at 10 a.m. CDT. Live audio of the call may be accessed on Deere's website (www.deere.com/confcall). A replay of the call will be available for a period of time at the same website address.

Safe Harbor Statement

         This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. The after-tax accounting impact is subject to changes in the company's tax rate and results of the negotiations to sell Homelite. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

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